Exhibit 99.1

Fast Radius Reports Fourth Quarter and Full Year 2021 Results

Chicago, IL – March 30, 2022 — Fast Radius, Inc. (“Fast Radius”) (Nasdaq: FSRD), a cloud manufacturing and digital supply chain company, reported financial results for the fourth quarter and full year ended December 31, 2021 for Fast Radius Operations, Inc. achieved prior to the completion of the business combination with ECP Environmental Growth Opportunities Corp. (“ECP”) in February 2022.

Fourth Quarter 2021 Financial Summary

•	Revenue increased 52% to $6.4 million in 2021 compared to $4.2 million in 2020.

•	Net loss was $22.9 million in 2021, or $5.33 per diluted share, compared to a net loss of $5.0 million, or $1.39 per diluted share, in 2020.

•	Adjusted EBITDA loss was $17.5 million in 2021 compared to a loss of $4.5 million in 2020.

•	Total Bookings were $7 million, an increase of 80% compared to 2020

Full Year 2021 Financial Summary

•	Revenue increased 43% to $20.0 million in 2021 compared to $14.0 million in 2020.

•	Net loss was $67.9 million in 2021, or $16.40 per diluted share, compared to a net loss of $21.7 million, or $7.34 per diluted share, in 2020.

•	Adjusted EBITDA loss was $53.3 million in 2021 compared to a loss of $19.4 million in 2020.

•	Total Bookings were $41 million, an increase of 199% compared to 2020.

•

Cash and cash equivalents were $8.7 million as of December 31, 2021. Fast Radius received net cash proceeds, after payment of transaction and related expenses, of approximately $73 million as a result of its business combination with ECP in February 2022.

Management Commentary

“In our first report as a public company, we are pleased to announce our fourth quarter and full year 2021 results, highlighted by 43% year-over-year revenue growth and nearly 200% Total Bookings growth in 2021. This was attributable to increased sales to new customers as well as our successful execution of cross-selling and expansion strategies with our existing customers,” said Lou Rassey, Co-founder and CEO of Fast Radius. “The growth demonstrates our strong product offerings and customer demand for new digital manufacturing and supply chain solutions. In 2022, we plan to continue expanding and enhancing the software and solutions on our Cloud Manufacturing Platform, making Fast Radius uniquely positioned to help even more customers design, make, and move parts more effectively and sustainably.”

Subsequent Events

Following the fourth quarter of 2021, Fast Radius received net cash proceeds, after payment of transaction and other expenses, of approximately $73 million as a result of its business combination with ECP Environmental Growth Opportunities Corp. (“ECP”) in February 2022. The results presented in this press release do not give effect to the business combination that was completed in 2022.

Fast Radius plans to seek additional financing in 2022 to extinguish existing debt, pay off deferred transaction expenses, and support its growth objectives. “While we did not raise the capital we expected from the transaction, we are confident in our ability to execute and drive growth, and are focused on further capitalizing the business,” commented Prithvi Gandhi, CFO of Fast Radius.

2022 Outlook

For the full year 2022, Fast Radius expects revenue to be within the range of $27 million to $32 million. Adjusted EBITDA loss is expected to be within the range of $72 million to $65 million.

Restatement of Previously Issued Financial Statements

In the process of preparing fourth quarter 2021 financial statements, management discovered misstatements related to the overstatement of revenue and overstatement and understatement of certain expenses related to the nine-month period ended September 30, 2021. Accordingly, Fast Radius has restated its results for the nine-month period ended September 30, 2021. Additional information and a summary of the effect of the restatement on the previously issued financial statements is included in Fast Radius’ Current Report on Form 8-K/A filed today with the Securities and Exchange Commission (the “SEC”).

Conference Call

Fast Radius management will host a conference call for investors, followed by a question-and-answer session as follows:

Conference Call Details:

Date: Wednesday, March 30, 2022

Time: 9:00 a.m. ET / 8:00 a.m. CT

Webcast Event: Link

Toll-Free Dial-in Number: (888) 708-0727

International Dial-in Number: (629) 228-0944

Conference ID: 6390456

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of Fast Radius’ website at ir.fastradius.com.

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty connecting with the conference call, please contact Gateway at (949) 574-3860.

About Fast Radius, Inc.

Fast Radius, Inc. is a leading cloud manufacturing and digital supply chain company. The Fast Radius Cloud Manufacturing Platform™ provides software applications and manufacturing solutions that help engineers design, make, and fulfill commercial-grade parts, when and where they are needed. This enables companies to manufacture and ship parts easily, flexibly, and sustainably. Founded in 2017, Fast Radius, Inc. is headquartered in Chicago with offices in Atlanta, Louisville, and Singapore and microfactories in Chicago and at the UPS Worldport facility in Louisville, KY. To learn more about Fast Radius and how its digital manufacturing capabilities are helping companies, please visit www.fastradius.com or connect with us on LinkedIn at www.linkedin.com/company/fast-radius/ or Twitter @fastradius.

Non-GAAP Financial Measures

This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA. Adjusted EBITDA excludes special items. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect Fast Radius’ reported operations for a period.

For the quarter and twelve months ended December 31, 2021, special items include the change in fair value of warrant liabilities, the change in fair value of derivative liabilities and transaction costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact Fast Radius’ reported operations for a period. Additionally, stock-based compensation expense is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and Fast Radius’ board of directors assess performance.

Non-GAAP financial measures may enhance an understanding of Fast Radius’ operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of Fast Radius’ past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Fast Radius is unable to present a quantitative reconciliation to the most directly comparable U.S. GAAP measure for the forward-looking non-GAAP financial measure used in this presentation without unreasonable effort as certain items that impact this measure, such as the potential impact of future business or asset acquisitions or dispositions, the changes in the fair value of financial instruments or other unusual or infrequently occurring items that may occur in 2022 have not yet occurred, are sometimes out of Fast Radius’ control and cannot be predicted.

Total Bookings

Total Bookings is a metric Fast Radius uses to forecast long-term revenues and to measure the effectiveness of its sales and marketing initiatives. Total Bookings may be useful to an investor because it helps understand the potential growth trajectory of revenues. Total Bookings represents the anticipated contract value of goods and services to be delivered in the future under contracts (or purchase orders) which have been executed as well as contracts under negotiation that are priced, fully scoped, verbally awarded, and expected to be executed shortly. It is anticipated that the majority of goods or services included in Total Bookings for a given fiscal quarter will be earned as revenues within the quarter or subsequent four fiscal quarters, with the specific timing determined by the nature and scope of each individual contract (or purchase order). However, in some cases, larger than average, long-term purchase orders may have a delivery schedule that spans beyond four quarters. Executed purchase orders also may be terminated or delayed at any time by Fast Radius’ customers for reasons beyond its control. To the extent projects are canceled or delayed, the anticipated timing of Fast Radius’ revenues could be materially adversely affected.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that Fast Radius is unable to obtain additional funding for its growth plans on terms that are acceptable to Fast Radius or at all; (ii) the outcome of any legal proceedings that may be instituted against Fast Radius following the consummation of the business combination (the “Transaction”), (iii) the ability to maintain the listing of Fast Radius’ securities on a national securities exchange, (iv) changes in the competitive industries in which Fast Radius operates, variations in operating performance across competitors, changes in laws and regulations affecting Fast Radius’ business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and the ability to identify and realize additional opportunities, (vi) risks related to the uncertainty of Fast Radius’ projected financial information, (vii) risks related to Fast Radius’ potential inability to become profitable and generate cash, (viii) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic or the armed conflict between Russia and Ukraine, (ix) the risk that demand for Fast Radius’ cloud manufacturing technology does not grow as expected, (x) the ability of Fast Radius to retain existing customers and attract new customers, (xi) the potential inability of Fast Radius to manage growth effectively, (xii) the potential inability of Fast Radius to increase its cloud manufacturing capacity or to achieve efficiencies regarding its cloud manufacturing process or other costs, (xiii) the enforceability of Fast Radius’ intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xiv) Fast Radius’ dependence on senior management and other key employees, (xv) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Fast Radius operates, and (xvi) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties more fully described in Item 8.01, of the Form 8-K/A filed by Fast Radius on March 30, 2022, the “Risk Factors” section of the registration statement on Form S-4 and the proxy statement/prospectus relating to the Transaction filed with the SEC on September 3, 2021, as amended, and other documents filed by Fast Radius from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Fast Radius does not give any assurance that it will achieve its expectations.

Contacts

Fast Radius Investor Relations

Cody Slach, Alex Thompson

(949) 574-3860

FastRadius@GatewayIR.com

Fast Radius Public Relations

Morgan Scott

(312) 465-6345

PR@FastRadius.com

Fast Radius, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$8,702	$18,494
Accounts receivable	7,015	5,047
Inventories	449	274
Prepaid production costs	986	284
Prepaid expenses and other current assets	4,423	623

Total current assets	21,575	24,722
Property and equipment, net	9,528	2,664
Other non-current assets	535	337

Total assets	$31,638	$27,723

Accounts payable	$3,987	$1,529
Accrued compensation	3,097	1,351
Accrued and other liabilities	11,610	167
Advances from customers	258	25
Accrued liabilities - related parties	2,513	1,313
Deferred revenue	—	5
Warrant liability	2,969	199
Current portion of long-term debt	13,265	414

Total current liabilities	37,699	5,003
Other long-term liabilities	396	—
Term loans, net of current portion	16,776	315
Related party convertible notes and derivatives	16,857	—

Total liabilities	71,728	5,318
Temporary equity	74,290	74,290
Common stock	—	—
Treasury stock	(221)	(221)
Additional paid-in capital	9,113	3,724
Accumulated deficit	(123,272)	(55,388)

Total stockholders deficit	(114,380)	(51,885)

Total liabilities, temporary equity and stockholders’ deficit	$31,638	$27,723

Fast Radius, Inc.

Consolidated Statements of Net Loss

(Unaudited)

(in thousands, except share data)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$6,433	$4,239	$20,012	$13,966
Cost of revenues	6,223	3,507	20,300	12,039

Gross profit	210	732	(288)	1,927
Operating expenses
Sales and marketing	7,386	2,156	22,721	8,328
General and administrative	10,473	2,776	32,974	12,044
Research and development	1,888	729	5,036	2,959

Total operating expenses	19,747	5,661	60,731	23,331

Loss from operations	(19,537)	(4,929)	(61,019)	(21,404)
Change in fair value of warrants	(255)	(59)	(1,781)	(80)
Change in fair value of derivative liabilities	(19)	—	(208)	—
Interest and other income	1	—	1	121
Interest expense	(3,090)	(23)	(4,877)	(308)

Loss before income taxes	(22,900)	(5,011)	(67,884)	(21,671)
Income tax expense	—	—	—	—

Net loss	$(22,900)	$(5,011)	$(67,884)	$(21,671)

Net loss per share
Basic and Diluted	$(5.33)	$(1.39)	$(16.40)	$(7.34)
Weighted average shares outstanding
Basic and Diluted	4,295,408	3,592,973	4,139,275	2,950,555

Fast Radius, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Measures

(Unaudited)

(in thousands)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,

	2021	2020	2021	2020
Net loss	$(22,900)	$(5,011)	$(67,884)	$(21,671)
Interest expense	3,090	23	4,877	308
Income tax expense (benefit)	—	—	—	—
Depreciation and amortization	624	192	1,653	842

EBITDA	(19,186)	(4,796)	(61,354)	(20,521)

Stock compensation expense	155	235	855	992
Change in fair value of warrant liability	255	59	1,781	80
Change in fair value of derivative liability	19	—	208	—
Transaction costs	1,280	—	5,194	—

Adjusted EBITDA	$(17,477)	$(4,502)	$(53,316)	$(19,449)